Registration No. 333-96989


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              STARCRAFT CORPORATION
             (Exact name of registrant as specified in its charter)

----------------------------------------- --------------------------------------
                  Indiana                                 35-1817634
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization                  Identification No.)
----------------------------------------- --------------------------------------

                            1123 South Indiana Avenue
                              Goshen, Indiana 46527
               (address of Principal Executive Offices) (Zip Code)

                              Joseph E. Katona III
                   Vice President and Chief Financial Officer
                              Starcraft Corporation
                            1123 South Indiana Avenue
                              Goshen, Indiana 46527
                     (Name and address of agent for service)

                                  574-534-7827
         (Telephone number, including area code, of agent for service.)

     Approximate date of commencement of proposed sale to the public: N/A

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                          Deregistration of Securities

     On July 23, 2002, Starcraft Corporation filed with the Securities and Exchange Commission a Registration Statement on Form S-2 (Registration Statement No. 333-96989) (the "Registration Statement") registering (a) warrants to purchase up to 400,000 shares of common stock, (b) options to acquire up to 500,000 shares of common stock, (c) up to 900,000 shares of common stock (including related common share purchase rights under the shareholder rights plan) issuable upon the exercise of the warrants and options, and (d) up to 900,000 shares of common stock (including related common share purchase rights under the shareholder rights plan) which may be offered for resale by the selling shareholders who may acquire the shares upon exercise of the warrants and/or options.

     Pursuant to the undertaking contained in the Registration Statement, Starcraft Corporation is filing this Post-effective Amendment to deregister the securities that were registered under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the removal of all such securities from registration.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Goshen, State of Indiana, on January 12, 2004.

                                      Starcraft Corporation


                                      By: /s Kelly L. Rose
                                          --------------------------------------
                                          Kelly L. Rose
                                          Chief Executive Officer

Each person whose signature appears below authorizes Michael H. Schoeffler and Joseph E. Katona III, and each of them, to file one or more amendments (including post-effective amendments) to the Registration Statement, which amendments may make such changes in the Registration Statement as either of them deems appropriate, and each such person hereby appoints Michael H. Schoeffler and Joseph E. Katona III, and each of them, as attorney-in-fact to execute in the name and on behalf of each person individually, and in each capacity stated below, any such amendment to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                     Signature                              Title                           Date
                     ---------                              -----                           ----

Principal Executive Officer:


/s/ Kelly L. Rose                                  Chief Executive Officer            January 12, 2004
----------------------------------
Kelly L. Rose

Principal Financial and Accounting Officer:

/s/ Joseph E. Katona III                           Vice President and Chief           January 12, 2004
----------------------------------                 Financial Officer
Joseph E. Katona III

A Majority of the Board of Directors:

/s/ Kelly L. Rose                                  Director                           January 12, 2004
----------------------------------
Kelly L. Rose


/s/ David J. Matteson                              Director                           January 12, 2004
----------------------------------
David J. Matteson


/s/ Allen H. Neuhart                               Director                           January 12, 2004
----------------------------------
Allen H. Neuharth


/s/ John M. Collins                                Director                           January 12, 2004
----------------------------------
John M. Collins


/s/ Michael H. Schoeffler                          Director                           January 12, 2004
----------------------------------
Michael H. Schoeffler


/s/ Michael J. Starshak                            Director                           January 12, 2004
----------------------------------
Michael J. Starshak


/s/ G. Raymond Stults                              Director                           January 12, 2004
----------------------------------
G. Raymond Stults


/s/ David L. Stewart                               Director                           January 12, 2004
----------------------------------
David L. Stewart